 Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Carnival Corporation

Carnival plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(1)(2)	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock of Carnival Corporation	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Equity	Preferred Stock of Carnival Corporation	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Debt	Debt Securities of Carnival Corporation (the “Debt Securities”)	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Debt	Debt Securities of Carnival plc (the “PLC Debt Securities”)	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Warrants of Carnival Corporation	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Purchase Contracts of Carnival Corporation	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Units of Carnival Corporation	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Guarantees of Debt Securities(3)
	Other	Guarantees of PLC Debt Securities(4)
	Other	Special Voting Share, nominal value (pounds) 1.00(5)	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
	Other	Trust Shares of Beneficial Interest in P&O Princess Special Voting Trust(6)	Rule 456(b) and Rule 457(r)	—	—	—	—	—	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A	—	N/A
	Total Fees Previously Paid					—	—	N/A
	Total Fee Offsets					—	—	N/A
	Net Fees Due					—	—	N/A

(1)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, Carnival Corporation and Carnival plc hereby defer payment of the registration fee required in connection with this registration statement.

(2)	An indeterminate aggregate initial offering price or number of debt securities, shares of common stock, shares of preferred stock, warrants, purchase contracts, units and guarantees of Carnival Corporation (including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be) and an indeterminate aggregate initial offering price or number of debt securities and guarantees of Carnival plc are being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. The proposed maximum initial offering prices per security will be determined, from time to time, by Carnival Corporation or Carnival plc, as applicable. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities or preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(3)	Carnival plc will guarantee the Debt Securities. No separate consideration will be received for the guarantees.

(4)	Carnival Corporation will guarantee the PLC Debt Securities. No separate consideration will be received for the guarantees.

(5)	Represents one special voting share of Carnival plc issued to the P&O Princess Special Voting Trust in connection with the dual listed company transaction completed by Carnival plc and Carnival Corporation on April 17, 2003.

(6)	Represents trust shares of beneficial interest in the P&O Princess Special Voting Trust, and such trust shares represent a beneficial interest in the special voting share of Carnival plc. As a result of the dual listed company transaction, one trust share is paired with each share of Carnival Corporation common stock and is not transferable separately from the share of Carnival Corporation common stock. Upon each issuance of shares of Carnival Corporation common stock, recipients will receive both shares of Carnival Corporation common stock and an equivalent number of paired trust shares.